                                 EXHIBIT 10.10



                     STOCK PURCHASE AND EXCHANGE AGREEMENT

                                  BY AND AMONG

                                  AURTEX, INC.

                                      AND

                              THE SHAREHOLDERS OF

                       GLOBAL COMMUNICATIONS GROUP, INC.

                                 APRIL 19, 1996

                               TABLE OF CONTENTS
                               -----------------

                                                                                    Page
                                                                                    ----
ARTICLE I
     THE SHARE EXCHANGE............................................................   2
       1.1   Exchange of Shares....................................................   2
       1.2   Purchase Price........................................................   2
       1.3   Closing...............................................................   2
       1.4   Deliveries by Shareholders............................................   2
       1.5   Deliveries by Parent..................................................   2
       1.6   Tax and Accounting Consequences.......................................   3

ARTICLE II
     REPRESENTATIONS AND WARRANTIES
     REGARDING THE COMPANY.........................................................   3
       2.1   Organization of the Company...........................................   3
       2.2   Company Capital Structure.............................................   4
       2.3   Authority.............................................................   4
       2.4   Company Financial Statements..........................................   4
       2.5   No Undisclosed Liabilities............................................   5
       2.6   Absence of Certain Changes or Events..................................   5
       2.7   Taxes.................................................................   5
       2.8   Title of Properties; Absence of Liens and Encumbrances; Condition of
             Equipment.............................................................   6
       2.9   Intellectual Property.................................................   7
       2.10  Agreements, Contracts and Commitments.................................   7
       2.11  Government Authorization..............................................   8
       2.12  Litigation............................................................   8
       2.13  Environmental Matters.................................................   8
       2.14  Labor Matters.........................................................   9
       2.15  Employee Benefit Plans................................................   9
       2.16  Insurance.............................................................  10
       2.17  Compliance With Laws..................................................  10
       2.18  Complete Copies of Materials..........................................  10
       2.19  Representations Complete..............................................  10

ARTICLE III
     INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.................  10
       3.1   Title and Voting......................................................  10
       3.2   Effect of Transfer of Shares..........................................  11
       3.3   Consents and Approvals; No Violations.................................  11
       3.4   Delivery of Documents.................................................  11
       3.5   Broker's or Finder's Fees.............................................  12
       3.6   Due Authorization.....................................................  12
       3.7   Securities Law Matters................................................  12

                               TABLE OF CONTENTS
                                  (Continued)

ARTICLE IV
     REPRESENTATIONS, WARRANTIES, COVENANTS OF PARENT
     AND AURTEX EXPLORATION........................................................ 13
      4.1   Organization of Parent................................................. 13
      4.2   Capital Structure...................................................... 13
      4.3   Authority.............................................................. 14
      4.4   SEC Documents; Parent Financial Statements............................. 15
      4.5   No Undisclosed Liabilities............................................. 15
      4.6   Absence of Certain Changes or Events................................... 16
      4.7   Tax Returns and Audits................................................. 16
      4.8   Title of Properties; Absence of Liens and Encumbrances; Condition of
            Equipment.............................................................. 17
      4.9   Government Authorization............................................... 18
      4.10  Employee Benefit Plans................................................. 18
      4.11  Insurance.............................................................. 18
      4.12  Litigation............................................................. 18
      4.13  Environmental Matters.................................................. 19
      4.14  Agreements, Contracts and Commitments.................................. 19
      4.15  Labor Matters.......................................................... 19
      4.16  Compliance With Laws................................................... 20
      4.17  Brokers' and Finders' Fees............................................. 20
      4.18  Information Statement; Proxy Statement................................. 20
      4.19  Complete Copies of Materials........................................... 20

ARTICLE V
     CONDUCT OF BUSINESS PRIOR TO THE CLOSING DATE................................. 21
      5.1   Conduct of Business of the Company..................................... 21
      5.2   Conduct of Business of Parent.......................................... 23
      5.3   No Solicitation........................................................ 26

ARTICLE VI
     ADDITIONAL AGREEMENTS......................................................... 27
      6.1   Proxy Statement........................................................ 27
      6.2   Meeting of Stockholders................................................ 27
      6.3   Distributions Prior to Share Exchange.................................. 27
      6.4   Reverse Stock Split.................................................... 28
      6.5   Registration Rights.................................................... 28
      6.6   Access to Information.................................................. 29
      6.7   Expenses; Fees......................................................... 30
      6.8   Public Disclosure...................................................... 30
      6.9   Consents............................................................... 30
      6.10  Legal Requirements..................................................... 30

                               TABLE OF CONTENTS
                                  (Continued)

        6.11  Blue Sky Laws........................................................   30
        6.12  Company Debt.........................................................   31
        6.13  Best Efforts and Further Assurances..................................   31
        6.14  Update to Disclosures................................................   31

ARTICLE VII
     CONDITIONS TO THE SHARE EXCHANGE..............................................   31
        7.1   Conditions to Obligations of Each Party to Effect the Share Exchange.   31
        7.2   Additional Conditions to Obligations of Shareholders.................   32
        7.3   Additional Conditions to the Obligations of Parent...................   34

ARTICLE VIII
     TERMINATION...................................................................   35
        8.1   Mutual Termination...................................................   35
        8.2   Termination by Shareholders..........................................   35
        8.3   Termination by Parent................................................   35
        8.4   Confidentiality and Effect of Termination............................   35

ARTICLE IX
     GENERAL PROVISIONS............................................................   36
        9.1   Assignment...........................................................   36
        9.2   Confidentiality......................................................   36
        9.3   Expenses.............................................................   36
        9.4   Notices..............................................................   36
        9.5   Entire Agreement.....................................................   37
        9.6   Survival of Terms....................................................   38
        9.7   Governing Law........................................................   38
        9.8   Severability.........................................................   38
        9.9   Headings.............................................................   38
        9.10  Counterparts.........................................................   38
        9.11  Mutual Contributions.................................................   38

                     STOCK PURCHASE AND EXCHANGE AGREEMENT
                     -------------------------------------


   This STOCK PURCHASE AND EXCHANGE AGREEMENT (the "Agreement") is made and entered into as of April 19, 1996 among Aurtex, Inc., a Nevada corporation ("Parent"), Global Communications Group, Inc., a Texas corporation ("Company") and the persons and entities listed on Exhibit A hereto (the "Shareholders"), who are all of the shareholders of the Company.

                                R E C I T A L S
                                - - - - - - - -

   A. Parent desires to acquire all of the issued and outstanding shares of capital stock of the Company ("Company Common Stock"), and the shareholders are willing to sell the Company Common Stock to Parent in exchange for shares of the Common Stock, $0.001 par value, of Parent ("Parent Common Stock"). The transfer and sale of all of the Company Common Stock for Parent Common Stock shall be referred to herein as the "Share Exchange."

   B. Immediately prior to consummation of the Share Exchange, Parent shall effect a 5.909635 for one reverse stock split (the "Reverse Stock Split").

   C. Prior to the consummation of the Share Exchange, Parent shall contribute all of the assets, liabilities and obligations of Parent (other than this Agreement) to a to be formed Nevada corporation, which will be a wholly owned subsidiary of Parent ("Aurtex Exploration"), and thereafter shall distribute, via a special dividend, all of the stock of Aurtex Exploration to the stockholders of Parent.

   D. Aurtex Exploration shall, concurrently with the consummation of the Share Exchange, execute an Indemnification Agreement in favor of the Shareholders acceptable in form and substance to the Shareholders pursuant to which it shall indemnify the Shareholders for any and all liabilities and obligations of the Parent and Aurtex Exploration arising from events or circumstances occurring prior to the consummation of the Share Exchange.

   E. The Shareholders, the Company and Parent desire to make certain representations and warranties and other agreements in connection with the Share Exchange.

   F. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

   NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties intending to be legally bound agree as follows:

                                   ARTICLE I
                              THE SHARE EXCHANGE

  1.1 Exchange of Shares. Upon the terms and subject to the conditions of this Agreement, the Shareholders shall sell, assign, transfer, convey and deliver all of the shares of Company Common Stock (the "Shares") to Parent, and Parent shall purchase the Shares from the Shareholders, free and clear of all liens, security interests, encumbrances, pledges, claims, restrictions or other conditions affecting title or transferability (other than restrictions imposed by applicable state or federal securities laws) ("Encumbrances"). The sale, transfer, assignment and conveyance of the Shares shall be made by the delivery by the Shareholders of stock certificates representing the Shares duly endorsed for transfer or accompanied by duly executed stock powers and such other instruments of assignment and transfer as Parent may reasonably request.

  1.2 Purchase Price. The total purchase price for the Shares to be paid by Parent to the Shareholders shall be 17,000,000 shares of Parent Common Stock. The number of shares of Parent Common Stock to be received by each Shareholder is set forth on Exhibit B.

  1.3 Closing. The Closing of the transactions contemplated hereby (the "Closing") shall take place at 1:00 p.m. at the offices of the Parent on May 30, 1996, or at such other time, date and location as the parties hereto agree (the "Closing Date").

  1.4 Deliveries by Shareholders. At the Closing, the Shareholders shall deliver the following to Parent:

      1.4.1 Stock certificates representing the Shares duly endorsed for transfer or accompanied by duly executed stock powers, and any other documents as are necessary to transfer to Parent good title to the Shares, free and clear of all Encumbrances;

      1.4.2 The stock books, stock ledgers, minute books, corporate records and corporate seals of the Company; and

      1.4.3 Such certificates and other documents as Parent or its counsel shall reasonably request to evidence the receipt by the Shareholders of all necessary consents, authorizations and approvals for the consummation of the transactions contemplated hereby.

  1.5 Deliveries by Parent. At the Closing, Parent shall deliver the following to the Shareholders:

      1.5.1 Certificates representing the shares of Parent Common Stock to be delivered to each Shareholder in accordance with Section 1.2 hereof.

      1.5.2 Executed copies of the Indemnification Agreement referred to in Recital D above and the Registration Rights Agreement referred to in Section 6.5 hereof.

      1.5.3 Such certificates and other documents as the Shareholders or their counsel shall reasonably request to evidence the receipt by the Parent of all necessary consents, authorizations and approvals for the consummation of the transactions contemplated hereby.

  1.6 Tax and Accounting Consequences. The parties intend that the Share Exchange shall constitute a tax free plan of reorganization and plan to consummate the Share Exchange in accordance with the provisions of Section 368 and for accounting treatment as a reorganization/reverse merger.

                                  ARTICLE II
                        REPRESENTATIONS AND WARRANTIES
                             REGARDING THE COMPANY

  The Company hereby represents and warrants to Parent, subject to the exceptions specifically disclosed (or to be disclosed) in writing in the schedules to be supplied by the Company to Parent (the "Company Disclosure Schedules") or, subject to the subsequent approval in writing by Parent of updated Company Disclosure Schedules, as of the Closing Date, as set forth below regarding the Company. The Company Disclosure Schedules shall be delivered to Parent on or before April 29, 1996, or such later date as the Company may reasonably request, but in not event later than May 15, 1996. If such Company Disclosure Schedules are not reasonably satisfactory to Parent, then Parent may, within five (5) days of such delivery, by notice sent to the Shareholders, elect to terminate this Agreement. Unless specified otherwise, all references to the Company herein shall include the Company and all of its subsidiaries and branches, taken as a whole.

  2.1 Organization of the Company. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition, results of operations or prospects ("Material Adverse Effect") of the Company. The Company has delivered to Parent a true and complete list of all of the Company's subsidiaries, together with the jurisdiction of incorporation or organization of each subsidiary. The Company has also delivered to Parent a true and correct copy of the charter documents of the Company and each of its subsidiaries, each as amended to date.

  2.2 Company Capital Structure. The authorized capital stock of the Company consists of 10,000 shares of Common Stock, of which 10,000 shares are issued and outstanding. A list of all of the shareholders of Company, with the number of shares owned by each as of the date hereof, is attached hereto as Exhibit A.
All such issued and outstanding shares have been duly authorized and validly issued in compliance with all applicable state and federal corporate and securities laws, and are fully paid and nonassessable. There are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which the Company is or may become obligated to issue, sell, purchase, retire or redeem any shares of capital stock or other securities.

  2.3 Authority. The Company has all requisite corporate power and authority to own and lease its properties and to carry on its business as now conducted. The execution and delivery of this Agreement by the Shareholders does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under: (a) any provision of the Articles of Incorporation, as amended, or Bylaws of the Company; or (b) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect on the Company. Section 2.3 of the Company Disclosure Schedules will set forth a full and complete list of all necessary consents, waivers and approvals ("Consents") of third parties material to the operations of the Company that are required to be obtained by the Company in connection with the execution and delivery of this Agreement by the Shareholders and the performance of the obligations hereunder or thereunder prior to the Closing. Prior to the Closing Date, the Shareholders will use best efforts to obtain all such Consents.

  2.4 Company Financial Statements. The Company has made (or will make, no later than April 29, 1996, or such later date as the Company may reasonably request, but in not event later than May 15, 1996) available to Parent true and complete copies of its audited consolidated financial statements for the two (2) years ended December 31, 1995 (the "Company Financial Statements"). When completed and delivered to the Parent, the Company Financial Statements will: comply in all material respects with applicable accounting requirements; have been prepared in accordance with United States generally accepted accounting standards applied on consistent basis, except as may be indicated therein or in the notes thereto; present fairly, in all material respects, the financial position of the Company as at the dates thereof and the results of its operations and cash flows for the periods then ended; and are, in all material respects, in accordance with the books of account and records of the Company. The audited consolidated balance sheet as of December 31, 1995 is hereinafter referred to as the "Company Balance Sheet".

  2.5 No Undisclosed Liabilities. The Company does not have any material liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate: (a) have not been reflected in the Company Financial Statements; or (b) are not normal or recurring liabilities incurred since December 31, 1995 in the ordinary course of business consistent with past practices.

  2.6 Absence of Certain Changes or Events. Since the date of the Company Balance Sheet, the Company has conducted its businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been: (a) any material adverse change in the properties, financial condition, results of operations or business of the Company, or, to the Company's knowledge, any other event that would have a Material Adverse Effect on the Company; (b) any damage, destruction or loss (whether or not covered by insurance) with respect to the Company or any of its subsidiaries having a Material Adverse Effect on the Company; (c) any material change by the Company in its accounting methods, principles or practices to which Parent has not previously consented in writing; (d) any revaluation by the Company of any of its assets having a Material Adverse Effect on the Company, including, without limitation, writing down the value of any asset or writing off notes or accounts receivable other than in the ordinary course of business, unless Parent has previously consented thereto in writing; or (e) any other action or event that would have required the consent of Parent pursuant to Section 5.1 had such action or event occurred after the date of this Agreement and that has a Material Adverse Effect on the Company.

  2.7 Taxes.
      -----

      (a) Definition of Taxes. For the purposes of this Agreement, "Taxes" or a "Tax", means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

      (b) Tax Returns and Audits.
          ----------------------

          (i) The Company has accurately prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct and have been completed in accordance with applicable law, except where failure to do so would not have a Material Adverse Effect on the Company.

          (ii) The Company as of the Closing Date: (A) will have paid all Taxes it is required to pay prior to the Closing Date as set forth on all filed Returns; and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld, except in each case where failure to do so would not have a Material Adverse Effect on the Company.

          (iii) The Company has not been delinquent in the payment of any Tax, which delinquency has had a Material Adverse Effect on the Company, nor is there, to the best of the Company's knowledge, any Tax deficiency outstanding, proposed or assessed against the Company which is material to the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

          (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

          (v) The Company does not have, to the best of the Company's knowledge, any liabilities for unpaid federal, state, local or foreign Taxes which have not been accrued for or reserved on the Company Balance Sheet, whether asserted or unasserted, which are material to the Company.

          (vi) The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected in all material respects on the Company's tax books and records, to the best of the Company's knowledge.

  2.8 Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment.

      (a) Property. The Company has provided Parent with a true and complete list in all material respects of all real property owned or leased by the Company, and, in the case of leased real property, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental or other fee payable under any such lease. To the best of the Company's knowledge, all such leases are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which, with notice or lapse of time, or both, would constitute a material default) and in respect of which the Company has not taken reasonably adequate steps to prevent such default from occurring, except where the lack of validity and effectiveness or the existence of such default or event of default would not have a Material Adverse Effect on the Company.

      (b) Title to Property. To the best of the Company's knowledge, the Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens, charges or encumbrances ("Liens"), except as reflected in the Company Financial Statements and except for such imperfections of title and encumbrances, if any, which do not have a Material Adverse Effect on the Company.

      (c) Equipment. To the best of the Company's knowledge, all the equipment owned or leased by the Company is, taken as a whole: (i) reasonably adequate for the conduct of the business of the Company consistent with its past practice; (ii) reasonably suitable for the uses to which it is currently employed; (iii) in reasonably good operating condition, subject to normal wear and tear; (iv) reasonably maintained; and (v) not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business.

  2.9 Intellectual Property. To the best of the Company's knowledge, the Company or its subsidiaries own or possess adequate licenses or other valid rights to use all material patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, know-how and other proprietary information used or held for use in connection with the business of the Company ("Company IP Rights") as currently being conducted, except where the failure to own or possess Company IP Rights would not have a Material Adverse Effect on the Company and are unaware of any assertions or claims challenging the validity of any of the foregoing, except where such assertion or claims, if correct, would not have a Material Adverse Effect on the Company; and to the best knowledge of the Shareholders, the conduct of the business of the Company as now conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others in any way likely to have a Material Adverse Effect. No infringement which would be material to the Company of any propriety right owned by or licensed by or to the Company or any of its subsidiaries is known to the Shareholder.

  2.10 Agreements, Contracts and Commitments. To the best of the Company's knowledge, the Company has not breached, or received in writing any claim or threat that it has breached, any of the terms or conditions of any material agreement, contract or commitment

("Material Contracts") to which it is a party in such a manner as would permit any other party to cancel or terminate the same or would permit any other party to seek material damages from the Company thereunder. Except for failures which would not have a Material Adverse Effect on the Company, to the best of the Company's knowledge, each Material Contract is in full force and effect and, except as otherwise disclosed, is not subject to any material default thereunder of which the Shareholders are aware by any party obligated to the Company pursuant thereto. The Company has provided Parent with an opportunity to review true and complete copies of all Material Contracts to which it is a party or by which it may be bound.

  2.11 Government Authorization. Section 2.11 to the Company Disclosure Schedules will contain a list, accurate in all material respects to the best of the Company's knowledge, of each consent, license, permit, grant or other authorization material to the Company and issued to the Company by any federal, state, local or foreign governmental body or authority (each, a "Governmental Entity"): (a) pursuant to which the Company currently operates or holds any interest in any of its properties; or (b) which is required for the operation of its business or the holding of any such interest (herein collectively called "Company Authorizations"), which Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business, as presently conducted, or hold any interest in its properties, except for Company Authorizations, the lack of which, would not have a Material Adverse Effect on the Company.

  2.12 Litigation. There is no action, suit or proceeding, claim, arbitration or investigation pending, or as to which the Company has received any notice of assertion nor, to the Company's knowledge, is there a reasonable basis to expect such notice of assertion against the Company which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement or which would reasonably be anticipated to have a Material Adverse Effect on the Company.

  2.13 Environmental Matters.

      (a) Hazardous Material. As of the date hereof, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment ("Hazardous Material"), but excluding office and janitorial supplies, is present, as a result of the actions of the Company, or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

      (b) Hazardous Materials Activities. At no time prior to the date hereof has the Company transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing, nor has the Company disposed of, transported, sold or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

      (c) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or threatened concerning any Governmental Authorization relating to environmental matters ("Environmental Permit") or any Hazardous Materials Activity of the Company. The Shareholders are not aware of any fact or circumstance which would involve the Company in any environmental litigation or impose upon the Company any environmental liability which would have a Material Adverse Effect on the Company.

  2.14 Labor Matters. Except as to matters which will not, individually or in the aggregate, have a Material Adverse Effect on the Company, to the best of the Company's knowledge: the Company is in compliance with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice; the Company has not received any notice from any Governmental Entity, and there has not been asserted before any Governmental Entity, any claim, action or proceeding to which the Company is a party or involving the Company, and there is neither pending, nor threatened any investigation or hearing concerning the Company arising out of or based upon any such laws, regulations or practices; there are no pending claims against the Company under any workers compensation plan or policy or for long term disability; the Company has fully complied with all applicable provisions of COBRA; the Company has not given to or received from any current employee of the Company a notice of termination of employment, except in each case where such event would not have a Material Adverse Effect on the Company.

  2.15 Employee Benefit Plans. The Company has made available to Parent complete, accurate and current copies of all material bonus, profit sharing, employee benefit, incentive, pension or retirement, stock option or stock purchase plans ("Employee Plans") of the Company and all amendments and filings relating thereto, including but not limited to any statements, filings, reports or returns filed with any Governmental Entity with respect to the Employee Plans at any time within the three-year period ending on the date hereof.

  2.16 Insurance. The Company has provided Parent with an accurate list of all insurance policies and fidelity bonds which are material to the Company covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. Except in each case as would not result in a Material Adverse Effect on the Company, there is no claim by the Company which is material to the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds; all premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in full compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage); the Shareholders have no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

  2.17 Compliance With Laws. To the best of the Company's knowledge, the Company has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its properties, the violation of which would have a Material Adverse Effect on the Company.

  2.18 Complete Copies of Materials. The Company has delivered or made available true and complete copies of each document (or summaries of same) which has been requested by Parent or its counsel in connection with their legal and accounting review of the Company.

  2.19 Representations Complete. None of the representations or warranties made with respect to the Company, nor any statement made in any Schedule, Exhibit or certificate furnished by the Shareholders pursuant to this Agreement, nor any of the information provided by the Company in writing specifically for inclusion in the Proxy Statement, when all such documents are read together in their entirety, contains or will contain any untrue statement of a material fact at the Closing Date, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE III
         INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

  Each of the Shareholders individually represents and warrants to Parent that:

  3.1 Title and Voting. Such Shareholder is the sole record and beneficial owner of the number of Shares set forth opposite such Shareholder's name in column (b) of Exhibit A, free and clear of all (i) voting trust and other arrangements that require or permit any of the Shares owned by such Shareholder to be voted by or at the discretion of anyone other than such Shareholder and (ii) Encumbrances.

  3.2 Effect of Transfer of Shares. Upon consummation of the transactions contemplated hereby, such Shareholder will have transferred to Parent such Shareholder's Shares, free and clear of all Encumbrances other than such Encumbrances as have been or may be created pursuant to this Agreement.

  3.3 Consents and Approvals; No Violations. Neither the execution nor delivery by such Shareholder of this Agreement or any of the other documents contemplated hereby, the performance by such Shareholder of the terms hereof or thereof, nor the consummation of the transactions contemplated hereby (i) requires any notice, consent, or approval under, or has resulted or will result (with or without notice, lapse of time, or otherwise) in a breach of the terms or conditions of, a default under, a conflict with, or the acceleration of (or the creation in any person of any right to cause the acceleration of any performance or any increase in any payment required by, or the termination, suspension, modification, impairment, or forfeiture (or the creation in any Person) of any rights or privileges of such Shareholder under, any material agreement, instrument, undertaking, judgment, award, regulatory or other restriction, or obligation to which such Shareholder, any of such Shareholder's Shares, or any of such Shareholder's properties, assets, or businesses may be bound or affected, in each case which would result in a Material Adverse Effect on the Company; (ii) has resulted or will result (with or without notice, lapse of time, or otherwise) in the creation, imposition or foreclosure of, or right to exercise or foreclose any Encumbrance of any nature whatsoever upon or in any of such Shareholder's Shares; (iii) does or will conflict with any requirement of law applicable to such

Shareholder or by which such Shareholder or any of such Shareholder's Shares may be bound or affected in each case which would result in a Material Adverse Effect on the Company; or (iv) requires such Shareholder to make any filing with, give any notice to, or obtain any permit, authorization, consent, or approval of, any Person, the failure of which would result in a Material Adverse Effect on the Company.

  3.4 Delivery of Documents.

      (a) This Agreement has been, and at the Closing each of the other documents contemplated hereby to which such Shareholder is a party will have been, duly executed and delivered by such Shareholder.

      (b) This Agreement constitutes, and each of the other documents contemplated hereby to which such Shareholder is a party when executed and delivered by such Shareholder will constitute, a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

  3.5 Broker's or Finder's Fees. Except as set forth in the Company Disclosure Schedules, no agent, broker, or other Person acting on such Shareholder's behalf is or will be entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any affiliate of any of the parties hereto, in connection with any of the transactions contemplated hereby.

  3.6 Due Authorization. Such Shareholder has full legal capacity, right, power and authority to enter into, deliver and perform this Agreement and each of the other documents to which he is, or is intended to be, a party or which he has delivered, or is required to deliver, pursuant hereto and to consummate the transactions contemplated hereby and thereby.

  3.7 Securities Law Matters.

      (a) Such Shareholder is acquiring the Parent Common Stock for such Shareholder's own account, and not for the account of any other person. Such Shareholder is acquiring the Parent Common Stock for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

      (b) Such Shareholder has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Parent with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial condition, and results of operations of the Parent. Such Shareholder has had access to such financial and other information as is necessary in order for such Shareholder to make a fully-informed decision as to investment in the Parent by way of purchase of the Parent Common Stock, and has had the opportunity to obtain any additional information necessary to verify any of such information to which such Shareholder has had access.

      (c) Such Shareholder's investment in the Parent represented by the Parent Common Stock is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part. The amount of such investment is within such Shareholder's risk capital means and is not so great in relation to such Shareholder's total financial resources as would jeopardize the personal financial needs of such Shareholder or such Shareholder's family in the event such investment were lost in whole or in part.

      (d) Such Shareholder may bear the economic risk of investment for an indefinite period of time because the sale to such Shareholder of the Parent Common Stock has not been registered under the Securities Act, and the Parent Common Stock cannot be transferred by such Shareholder, unless such transfer is registered under the Securities Act or an exemption from such registration is available.

                                   ARTICLE IV
                REPRESENTATIONS, WARRANTIES, COVENANTS OF PARENT
                             AND AURTEX EXPLORATION

  Parent represents and warrants to the Company, subject to the exceptions specifically disclosed in writing in the schedules supplied by Parent to the Shareholders (the "Parent Disclosure Schedules") and dated as of the date hereof or as otherwise disclosed in the Parent SEC Reports (as defined below) or, subject to the subsequent approval in writing by the Company of updated Parent Disclosure Schedules, as of the Closing Date. Unless specified otherwise, all references to the Parent herein shall include the Parent and all of its subsidiaries and branches, taken as a whole.

  4.1 Organization of Parent. Each of the Parent and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the Nevada, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent. Except as set forth in the Parent SEC Reports, Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity. Parent has delivered to the Shareholders a true and correct copy of the Articles of Incorporation and Bylaws or other charter documents of Parent and each of its subsidiaries, each as amended to date.

  4.2 Capital Structure. The authorized capital stock of Parent is 5,000,000 shares of Preferred Stock, $0.001 par value, and 50,000,000 shares of Common Stock, $0.001 par value. As of March 31, 1996, 23,638,540 shares of Parent Common Stock were validly issued and outstanding, fully paid and nonassessable, and no shares of preferred stock were issued and outstanding, and, since that date through the date of execution and delivery of this Agreement, no additional shares of Parent Common Stock have been issued. All such issued and outstanding shares have been duly authorized and validly issued in compliance with all applicable state and federal corporate and securities laws, and are fully paid and nonassessable. As of completion of the Reverse Stock Split and as of the Closing Date, subject to the issuance of additional Shares pursuant to the exercise of outstanding stock options and warrants, 4,000,000 shares of Parent Common Stock will be outstanding. Except for warrants and options to acquire an aggregate of 6,678,542 shares of Parent Common Stock (or 1,130,110 shares of Parent Common Stock as of completion of the Reverse Stock Split), all of which are currently exercisable, there are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which Parent is or may become obligated to issue, sell, purchase, retire or redeem any shares of capital stock or other securities.

  The shares of Parent Common Stock to be issued pursuant to the Share Exchange will be duly authorized, validly issued, fully paid, nonassessable and will vest in the Shareholders good title thereto free of any Encumbrances.

  4.3 Authority. Parent has all requisite corporate power and authority to own and lease its properties, to carry on its business as now conducted, to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent subject only to the approval of the Reverse Stock Split by Parent's stockholders as contemplated by Section 7.1(a). This Agreement has been duly executed and delivered by Parent and constitutes the valid and binding obligations of Parent, enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under: (a) any provision of the Articles of Incorporation or Bylaws of Parent; or (b) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or its properties or assets other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect on the Parent.

  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, except for: (i) the Proxy Statement referenced in Section 6.1 hereof being filed with the Commission in connection with the Reverse Stock Split; (ii) the filing of a Form 8-K and Form 10-C with the Commission within fifteen (15) days and ten (10) days, respectively, after the Closing Date, which Parent agrees to timely file;
(iii) the listing of the shares of Parent Common Stock to be issued in the Stock Exchange with the Nasdaq Stock Market; (iv) any filings as may be required under applicable state securities laws and the laws of any foreign country; and (v) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on Parent.

  4.4 SEC Documents; Parent Financial Statements.

      (a) Parent has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission (the "Commission") since December 4, 1992, and has heretofore delivered to the Company, in the form filed with the Commission, true and complete copies of its: (i) Annual Report on Form 10-K for the years ended February 28, 1994 and 1995 as filed with the Commission; (ii) Quarterly Reports on Form 10-Q for the quarters ended May 31, 1995, August 31, 1995 and November 30, 1995 as filed with the Commission; (iii) proxy statement related to its 1995 Annual Meeting of Shareholders; and (iv) all other reports (and any amendments thereto) filed with the Commission since the filing of its Form 10-K for the year ended February 28, 1995 that Parent was required to file with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder since that date (the documents referred to in clauses (i) through (iv) being referred to herein collectively as the "SEC Reports"). As of their respective dates, the SEC Reports complied in all material respects, and any other reports filed by the Parent with the Commission will comply in all material respects, with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder applicable to such SEC Reports. As of their respective dates, the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of Parent included in the SEC Reports comply in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The financial statements included in the SEC Reports have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto); present fairly, in all material respects, the financial position of Parent as at the dates thereof and the results of its operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder; and are, in all material respects, in accordance with the books of account and records of Parent. The unaudited balance sheet of Parent, as of November 30, 1995 is hereinafter referred to as the "Parent Balance Sheet".

      (b) Parent has heretofore furnished to the Company a complete and correct copy of each of the SEC Reports.

  4.5 No Undisclosed Liabilities. Parent does not have any material liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate: (a) have not been reflected in the Parent Financial Statements; or (b) are not normal or recurring liabilities incurred since November 30, 1995 in the ordinary course of business consistent with past practices. At the Closing, Parent and its subsidiaries shall have no direct or indirect liabilities or obligations of any nature whatsoever, contingent or otherwise, whether such liabilities or obligations have theretofore arisen or may arise in the future.

  4.6 Absence of Certain Changes or Events. Since the date of the Parent Balance Sheet, except as disclosed in the SEC Reports filed since the date of the Parent Balance Sheet to the date of this Agreement, except with respect to the actions contemplated by this Agreement, Parent has conducted its businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been: (a) any material adverse change in the financial condition, results of operations or business of the Parent, or any other event that would have a Material Adverse Effect on Parent; (b) any damage, destruction or loss (whether or not covered by insurance) with respect to the Parent or any of its subsidiaries having a Material Adverse Effect on the Parent; (c) any material change by the Parent in its accounting methods, principles or practices to which Parent has not previously consented in writing;
(d) any
revaluation by the Parent of any of its assets having a Material Adverse Effect on the Parent, including, without limitation, writing down the value of any asset or writing off notes or accounts receivable other than in the ordinary course of business, unless the Shareholders have previously consented thereto in writing; or (e) any other action or event that would have required the consent of the Shareholders pursuant to Section 5.1 had such action or event occurred after the date of this Agreement and that has a Material Adverse Effect on the Parent.

  4.7 Tax Returns and Audits.

      (a) The Parent has accurately prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Parent or its operations and such Returns are true and correct and have been completed in accordance with applicable law, except where failure to do so would not have a Material Adverse Effect on the Parent.

      (b) The Parent, as of the Closing Date: (i) will have paid all Taxes it is required to pay prior to the Closing Date as set forth on all filed Returns; and (ii) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld, except where failure to do so would not have a Material Adverse Effect on the Parent.

      (c) The Parent has not been delinquent in the payment of any Tax, nor is there, to the best of the Parent's knowledge, any Tax deficiency outstanding, proposed or assessed against the Parent, nor has the Parent executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

      (d) No audit or other examination of any Return of the Parent is presently in progress, nor has the Parent been notified of any request for such an audit or other examination.

      (e) The Parent does not have, to the best of the Parent's knowledge, any liabilities for unpaid federal, state, local or foreign Taxes which have not been accrued for or reserved on the Parent Balance Sheet, whether asserted or unasserted, contingent or otherwise.

      (f) The Parent's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Parent's tax books and records, to the best of the Parent's knowledge.

  4.8 Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment.

      (a) Leased Property. Parent owns no real property. Parent has provided the Shareholders with a true and complete list of all real property leased by the Parent and the names of the lessors, the date of each lease and each amendment thereto and the aggregate annual rental or other fee payable under such lease. To the best of the Parent's knowledge, all such leases are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which Parent has not taken adequate steps to prevent such default from occurring), except where the lack of validity and effectiveness or the existence of such default or event of default would not have a Material Adverse Effect on the Parent.

      (b) Title to Property. To the best of the Parent's knowledge, Parent has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any Liens, except as reflected in the Parent Financial Statements and except for such imperfections of title and encumbrances, if any, which are not substantial in character, amount or extent, and which do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

      (c) Equipment. To the best of the Parent's knowledge, all of the equipment owned or leased by the Parent is, taken as a whole: (i) adequate for the conduct of the business of Parent consistent with its past practice; (ii) suitable for the uses to which it is currently employed; (iii) in good operating condition, subject to normal wear and tear; (iv) reasonably maintained; (v) not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business.

  4.9 Government Authorization. Section 4.9 to the Parent Disclosure Schedules contains a list, accurate in all material respects to the best of the Parent's knowledge, of each consent, license, permit, grant or other authorization material to the Parent and issued to the Parent by any Governmental Entity: (a) pursuant to which the Parent currently operates or holds any interest in any of its properties; or (b) which is required for the operation of its business or the holding of any such interest (herein collectively called "Parent Authorizations"), which Parent Authorizations are in full force and effect and constitute all Parent Authorizations required to permit the Parent to operate or conduct its business, as presently conducted, or hold any interest in its properties, except for Parent Authorizations, the lack of which, would not have a Material Adverse Effect on the Parent.

  4.10 Employee Benefit Plans. The Parent has made available to the Shareholders complete, accurate and current copies of all material Employee Plans of the Parent and all amendments and filings relating thereto, including but not limited to any statements, filings, reports or returns filed with any Governmental Entity with respect to the Employee Plans at any time within the three-year period ending on the date hereof.

  4.11 Insurance. The Parent has provided the Shareholders with an accurate list of all insurance policies and fidelity bonds which are material to the Parent covering the assets, business, equipment, properties, operations, employees, officers and directors of the Parent. Except in each case as would not result in a Material Adverse Effect on the Parent, there is no claim by the Parent which is material to the Parent pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds; all premiums due and payable under all such policies and bonds have been paid and the Parent is otherwise in full compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage); the Parent has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     4.12 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Parent has received any notice of assertion nor, to Parent's knowledge, is there a reasonable basis to expect such notice of assertion against Parent which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement or which could reasonably be anticipated to have a Material Adverse Effect on Parent.


     4.13  Environmental Matters.
           ---------------------

           (a) Hazardous Material. As of the date hereof, no underground storage tanks and no Hazardous Material, but excluding office and janitorial supplies, is present, as a result of the actions of Parent, or, to Parent's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Parent has at any time owned, operated, occupied or leased.

           (b) Permits. Parent currently holds all Environmental Permits necessary for the conduct of Parent's Hazardous Material Activities and other businesses of Parent as such activities and businesses are currently being conducted.

           (c) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or threatened concerning or relating to Parent, any Environmental Permit or any Hazardous Materials Activity of Parent. To the best of Parent's knowledge, no fact or circumstance could involve Parent in any environmental litigation or impose upon Parent any environmental liability which would have a Material Adverse Effect on Parent.

     4.14 Agreements, Contracts and Commitments. Parent has not breached, or received in writing any claim or threat that it has breached, any of the terms or conditions of any material agreement, contract or commitment to which Parent is party ("Parent Material Contracts") in such a manner as would permit any other party to cancel or terminate the same or would permit any other party to seek material damages from Parent thereunder. Each Parent Material Contract is in full force and effect and, except as otherwise disclosed, is not subject to any material default thereunder of which Parent is aware by any party obligated to Parent pursuant thereto. Parent has provided the Parent with an opportunity to review true and complete copies of all Parent Material Contracts.

     4.15 Labor Matters. Except as to matters which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Parent, Parent is in compliance with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. Parent has not received any notice from any Governmental Entity, and there has not been asserted before any Governmental Entity, any claim, action or proceeding to which Parent is a party or involving Parent, and there is neither pending, nor threatened any investigation or hearing concerning Parent arising out of or based upon any such laws, regulations or practices. There are no pending claims against Parent under any workers compensation plan or policy or for long term disability. Parent has fully complied with all applicable provisions of COBRA and has no obligations with respect to any former employees or qualifying beneficiaries thereunder. Parent has not given or received from any current employee of Parent a notice of termination of employment. As of the date hereof, the employees of Parent are listed in Section 4.15 of the Parent Disclosure Schedules.

     4.16 Compliance With Laws. Parent has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business.

     4.17 Brokers' and Finders' Fees. Parent has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     4.18 Information Statement; Proxy Statement. The information supplied by Parent for inclusion in the Proxy Statement to be filed with the Commission as provided in Section 6.1 (the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to Parent's stockholders, at the time of the Parent's Stockholders Meeting and at the Closing Date, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Parent's Stockholders Meeting which has become false or misleading. If at any time prior to the Closing Date any event relating to Parent, Aurtex Exploration or any of their respective affiliates, officers or directors should be discovered by Parent which should be set forth in a supplement to the Proxy Statement, Parent will promptly inform the Parent. Parent agrees to send any such supplement to its shareholders at a sufficient time prior to the Parent's Stockholders Meeting. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Shareholder in writing specifically to be contained in any of the foregoing documents.

     4.19 Complete Copies of Materials. Parent has delivered or made available true and complete copies of each document (or summaries of same) which has been requested by the Company in order for the Company to make a complete legal and accounting review of Parent.

                                   ARTICLE V
                 CONDUCT OF BUSINESS PRIOR TO THE CLOSING DATE

     5.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, the Shareholders agree, unless Parent shall otherwise agree in writing, to cause the Company to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact the Company's present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with the Company, in each case to avoid a Material Adverse Effect on the Company. The Shareholders shall cause the Company to use its best efforts to: (a) maintain insurance coverages and its books, accounts and records in the usual manner consistent with prior practices; (b) comply in all material respects with all laws, ordinances and regulations of Governmental Entities applicable to the Company; (c) maintain and keep its properties and equipment in reasonably good repair, working order and condition, ordinary wear and tear excepted; and (d) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound, in each case of clauses (a) through (d) other than where the failure to so maintain, comply or perform, either individually or in the aggregate, would result in a Material Adverse Effect. The Shareholders shall promptly notify Parent of any event or occurrence not in the ordinary course of business of the Company and will not permit the Company to enter into any agreement or take any action which would have a Material Adverse Effect on the Company. The Shareholders shall promptly notify Parent if any event, agreement or occurrence would have a Material Adverse Effect on the Company. Except as expressly contemplated by this Agreement, the Shareholders shall use their best efforts not to permit the Company to, without the prior written consent of Parent, such consent not to be unreasonably withheld:

     (a) Sell, lease or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of the Company, except in the ordinary course of business;

     (b) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company's Intellectual Property Rights or enter into grants to future patent rights, other than in the ordinary course of business consistent with past practices;

     (c) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company, or enter into any joint ventures, strategic partnerships or alliances or agreements with respect thereto, except in the ordinary course of business consistent with prior practice; provided, however that the Company shall not be prohibited by the terms of this Agreement from issuing additional shares of Company Common Stock to adjust the ownership interests of the Shareholders; provided, further, that any such additional shares shall be treated as Shares hereunder, and shall be purchased by the Parent with no adjustment in the total purchase price under Section 1.2;

     (d) Violate, amend or otherwise modify the terms of any of the Material Contracts to which the Company is a party in a way that would have a Material Adverse Effect;

     (e) Commence a lawsuit other than: (i) for the routine collection of bills; or (ii) in such cases where the Company in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of the Company's business; provided, that the Company consults with Parent prior to the filing of such a suit;

     (f) Except as provided in clause (c) above, declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock, except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to the Company;

     (g) Except as provided in clause (c) above, issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue, any such shares or other convertible securities, except as contemplated by this Agreement;

     (h) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

     (i) Incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to the existing credit facility) or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others;

     (j) Adopt or amend any employee benefit or stock purchase or option plan, enter into any employment contract, pay any special bonus or special remuneration to any director or employee, increase the salaries or wage rates of its employees other than in the ordinary course, or grant any severance or termination pay: (i) to any director or officer; or (ii) to any other employee, except payments made pursuant to standard written agreements outstanding on the date hereof and as previously disclosed to Parent;

     (k) Except in accordance with applicable accounting principles, revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business;

     (l) Pay, discharge or satisfy in an amount in excess of $50,000 (in any one case) or $100,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements (or the notes thereto), or liabilities incurred since the Company Balance Sheet in conformance with this Agreement;

     (m) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Return or any amendment to a material Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

     (n) Take, or agree in writing or otherwise to take, any of the actions described in Section 5.1(a) through (m) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder.

      5.2 Conduct of Business of Parent. Except as specifically contemplated by this Agreement, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, Parent agrees (except to the extent that the Company shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact Parent's present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with Parent, in each case to avoid a Material Adverse Effect on the Parent. Parent shall: (a) maintain insurance coverages and its books, accounts and records in the usual manner consistent with prior practices; (b) comply in all material respects with all laws, ordinances and regulations of Governmental Entities applicable to the Parent; (c) maintain and keep its properties and equipment in good repair, working order and condition, ordinary wear and tear excepted; and (d) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound, in each case other than where the failure to so maintain, comply or perform, either individually or in the aggregate, would result in a Material Adverse Effect. Parent shall promptly notify the Company of any event or occurrence not in the ordinary course of business of Parent, and will not enter into any agreement or take any action which could have a Material Adverse Effect on Parent. Parent shall promptly notify the Company if any event, agreement or occurrence could have a Material Adverse Effect. Except as expressly contemplated by this Agreement, Parent shall not, without the prior written consent of the Company, such consent not to be unreasonably withheld:

      (a) Sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of Parent, except in the ordinary course of business;

      (b) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Parent, or enter into any joint ventures, strategic partnerships or alliances or purchase any distributors;

      (c) Accelerate, amend or change the period of exercisability of stock options or warrants granted by the Parent or authorize cash payments in exchange for any options or warrants granted by the Parent;

      (d) Violate, amend or otherwise modify the terms of any of Parent Material Contracts in a way that could have a Material Adverse Effect;

      (e) Commence a lawsuit other than: (i) for the routine collection of bills; or (ii) in such cases where Parent in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of Parent's business; provided, that Parent consults with the Company prior to the filing of such a suit;

      (f) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Parent, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock, except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to Parent;

      (g) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the repurchase of shares of Parent's Common Stock from terminated employees pursuant to the terms of restricted stock purchase agreements and the issuance of shares of Parent's Common Stock pursuant to the exercise of Parent stock options or warrants therefor outstanding as of the date of this Agreement as set forth in Section 5.2 of the Parent Disclosure Schedules.

      (h) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

      (i) Incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to Parent's existing bank facility) or guarantee any such indebtedness or issue or sell any debt securities of Parent or guarantee any debt securities of others;

      (j) Adopt or amend any employee benefit or stock purchase or option plan (except as required to add additional shares to the existing option plan), enter into any employment contract, pay any special bonus or special remuneration to any director or employee, increase the salaries or wage rates of its employees other than in the ordinary course; or grant any severance or termination pay:
(i) to any director or officer; or (ii) to any other employee, except payments made pursuant to standard written agreements outstanding on the date hereof and as previously disclosed to the Company;

      (k) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

      (l) Pay, discharge or satisfy in an amount in excess of $50,000 (in any one case) or $100,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved for in the Parent Financial Statements (or the notes thereto);

      (m) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Return or any amendment to a material Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

      (n) Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.2(a) through (m) above, or any action which would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect or prevent Parent from performing or cause Parent not to perform its covenants hereunder.

  5.3 No Solicitation. Except as otherwise specifically permitted by the provisions of Sections 5.1 or 5.2, as the case may be, prior to the Closing, neither Parent nor the Shareholders will (nor will the Shareholders or Parent permit any of the Company's or Parent's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent or Company (respectively) and its designees, except as required by law (including actions which the Company's Board of Directors or the Parent's Board of Directors determines, after consultation with outside legal counsel, are required pursuant to its fiduciary duties under applicable law):

      (a) Solicit, encourage, initiate or participate in any negotiations or discussions with respect to, any offer or proposal to acquire all or substantially all of the Parent's or Company's or any subsidiary's business, assets or properties or to purchase or acquire capital stock of the Company or any subsidiary whether by merger, purchase of assets, tender offer or otherwise (an "Acquisition");

      (b) Disclose any information not customarily disclosed to any person other than its attorneys or financial advisors concerning the Parent's or Company's or any subsidiary's business and properties or afford to any person or entity access to its properties, books or records; or

      (c) Assist or cooperate with any person to make any proposal to consummate a transaction of the type referred to in clause (a) above.

  In the event the Company or Parent shall receive any such written offer proposal, directly or indirectly, oral or written, of the type referred to in clause (a) or (c) above, or any request for disclosure or access pursuant to clause (b) above, the Company or Parent shall immediately inform Parent or Company as to all material facts relating to any such offer or proposal (including the identity of the party making such offer or proposal and the specific terms thereof) and will cooperate with Parent or Company by furnishing any information it may reasonably request.

                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

  6.1 Proxy Statement. As promptly as practicable after the execution of this Agreement, Parent shall prepare and file with the Commission the Proxy Statement, which shall include preliminary proxy materials relating to the approval of the Reverse Stock Split, and which complies in form with applicable Commission requirements. The Proxy Statement shall include the recommendation of the Board of Directors of Parent in favor of the Reverse Stock Split; provided, that such recommendation may not be included or may be withdrawn if previously included if Parent has been advised by its outside legal counsel that Parent's Board of Directors would be in breach of its fiduciary duties if it included such recommendation or did not withdraw such recommendation if previously included. Parent shall use all reasonable efforts to effect the clearance of the Proxy Statement by the Commission as soon as practicable.

  6.2 Meeting of Stockholders.
      -----------------------

      (a) Parent shall promptly after the date hereof take all action necessary in accordance with Nevada Law and its Articles of Incorporation and Bylaws to convene the Parent Stockholders' Meeting on May 30, 1996 or as soon thereafter as is practicable. Subject to Section 6.1, Parent shall use reasonable efforts to solicit from stockholders of Parent proxies in favor of the Reverse Stock Split.

  6.3 Distributions Prior to Share Exchange. The parties agree and acknowledge that Parent shall form Aurtex Exploration, which shall be a wholly-owned subsidiary of Parent and thereafter shall contribute to Aurtex Exploration all of its assets, liabilities and obligations of any kind. All employees of Parent other than those listed on the Parent Disclosure Schedules shall become employees of Aurtex Exploration and all liabilities and obligations relating to such employees, including without limitation, severance, vacation, issuance and pension liabilities, whether accruing before or after the Closing, shall become the liabilities and obligations of Aurtex Exploration. Prior to the Closing Date, Parent shall make a distribution by means of a dividend to its shareholders of record on the Record Date of all of the shares of Aurtex Exploration (the "Distribution"), which after the Distribution shall own and operate the business and assets, and be responsible for the obligations and liabilities, of Parent. All matters relating to the formation of Aurtex Exploration, the aforesaid contribution and the Distribution shall be reasonably satisfactory to the Shareholders.

  6.4 Reverse Stock Split. Immediately prior to the Closing Date, and subject to approval of the stockholders of Parent at the Parent Stockholders' Meeting, Parent shall effect the Reverse Stock Split.

  6.5 Registration Rights. On or prior to the Closing, the parties shall enter into a registration rights agreement (the "Registration Rights Agreement") on terms satisfactory to the parties. The Registration Rights Agreement shall contain, among other things, provisions consistent with the following:

      (a) Piggyback Registrations. If, at any time after the Closing Date, Parent proposes to register any of its securities under the Securities Act of 1933 (the "Securities Act") for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the securities for sale to the public), each such time Parent will give at least thirty (30) days prior written notice to the Shareholders of its intention so to do. Upon the written request of a Shareholder, received by the Parent within twenty (20) days after the giving of any such notice by the Parent, to register any of the Parent Common Stock received in the

Share Exchange (the "Registrable Securities"), Parent will cause such Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Parent, all to the extent required to permit the sale or other disposition of such Registrable Securities by the Shareholder thereof, at the Parent's expense.

      (b)    Demand Registrations.
             --------------------

          (i) At any time from and after the Closing Date upon the written request of Shareholders holding not less than 25% of the Registrable Securities which have not been disposed of, requesting that the Parent effect the registration under the Securities Act of all or part of such Shareholders' Registrable Securities and specifying the intended method of disposition thereof, the Parent will promptly give written notice of such requested registration to all other Shareholders, and thereupon will, as expeditiously as possible, use commercially reasonable efforts to promptly effect the registration under the Securities Act of:

          (A) the Registrable Securities which the Parent has been so requested to register by such Shareholders; and

          (B) all other Registrable Securities which the Parent has been requested to register by any other Shareholder thereof by written request given to the Parent within twenty (20) days after the giving of such written notice by the Parent (which request shall specify the intended method of disposition of such Registrable Securities), so as to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Securities so to be registered; provided, however, that the Company may delay filing the registration statements for up to ninety (90) days if the Board of Directors of the Parent determines that the filing of the registration statement would be detrimental to the Parent. Any such registration shall be at the Parent's expense.

          (ii)  Limitation on Demand Rights.
                ---------------------------

          (A) Maximum Number of Demands. The Parent shall only be requested to effect four (4) registrations pursuant to this Section 6.5 for the Registrable Securities.

          (B) Demand Date Restriction. No Holder or Holders of any Registrable Securities may demand registration within six (6) months after the effective date of a registration statement with respect to sale of Registrable Securities pursuant to a demand registration.

          (C) Other Provisions. The Shareholders shall have a priority over all other Aurtex securityholders in piggyback and demand registrations. The Registration Rights Agreement shall provide for customary indemnification and "blue sky" provisions and requirements that the Shareholders receive customary legal opinions and "cold comfort" letters. In any piggyback or demand registration, Parent will enter into such underwriting agreements as the holders of the Registrable Securities may reasonably request. Rights under the Registration Rights Agreement may be exercised by purchasers of Registrable

Securities.

  6.6 Access to Information. Each of the Company and Parent shall afford to the other and to the others' employees, accountants, counsel and other representatives, full access during normal business hours during the period prior to the Closing Date to all its properties, books, contracts, commitments, records and personnel and, during such period, each shall furnish promptly to the other: (a) a copy of each record, schedule or other document filed or received by it pursuant to the requirements of federal or state securities laws; and (b) all other information concerning the business, properties and personnel of such party as the other party may reasonably request (including, without limitation, updated information on pending litigation). An employee or representative of a party desiring access pursuant to this Section 6.6 shall contact one of the representatives of the other party whose name is set forth in
Schedule 6.6. Each of the Company and Parent shall hold, and shall cause their respective employees and agents to hold, in confidence all such information. No information or knowledge obtained in any investigation pursuant to this Section
6.5 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Exchange.

  6.7 Expenses; Fees. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses; provided, that if the Share Exchange is consummated, the Shareholders' fees and expenses shall be paid or reimbursed by the Company.

  6.8 Public Disclosure. Parent and the Shareholders shall consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

  6.9 Consents. Each of Parent and the Shareholders shall promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Share Exchange and the other transactions contemplated by this Agreement, and the Shareholders shall use their best efforts to obtain all necessary consents, waivers and approvals under any of the Company's material agreements, contracts, licenses or leases in connection with the Share Exchange and the other transactions contemplated by this Agreement for the assignment thereof or otherwise.

  6.10 Legal Requirements. Each of Parent and the Shareholders will take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

  6.11 Blue Sky Laws. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock pursuant hereto. The Shareholders shall use their best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock pursuant hereto.

  6.12 Company Debt. Prior to the Closing Date, Parent shall enter into an agreement pursuant to which it shall agree to pay the outstanding principal amount of and accrued interest, if any, on the debt owed by the Company to Peacetime Communications, Ltd. (the "Peacetime Agreement"), which agreement shall provide that Parent may, at any time within three (3) years of the Closing Date, repay in full the principal amount of such debt and any accrued and unpaid interest by issuing to Peacetime Communications Ltd. 3,000,000 shares of Parent Common Stock.

  6.13 Best Efforts and Further Assurances. Each of the parties to this Agreement shall each use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement (including, but not limited to using all reasonable efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and the resolution of any litigation prompted hereby and, in such case, to proceed with the Share Exchange as expeditiously as possible). Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, there shall be no action required to be taken and no action will be taken in order to consummate and make effective the transactions contemplated by this Agreement if such action, either alone or together with another action, would result in a Material Adverse Effect with respect to either to Company or Parent.

  6.14 Update to Disclosures. Without limiting either party's right to rely on the representations and warranties as of the date of this Agreement, each party shall provide the other party with updates to the disclosures provided or made available to the other party as to material facts which arise between the date of this Agreement and the Closing Date, and which, if they had occurred and been known prior to the date of this Agreement, would have been required to have been disclosed in order to make the representations warranties of such party contained in this Agreement true and correct as of the date of this Agreement; provided, that the non-disclosing party may terminate this Agreement pursuant to its terms if such disclosure is materially adverse.

                                  ARTICLE VII
                        CONDITIONS TO THE SHARE EXCHANGE

  7.1 Conditions to Obligations of Each Party to Effect the Share Exchange. The respective obligations of each party to this Agreement to effect the Share Exchange shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

      (a) Reverse Stock Split. The amendment to the Articles of Incorporation of the Parent providing for the Reverse Stock Split shall have been approved and adopted by the requisite vote of the stockholders of Parent, and the Reverse Stock Split shall have been effected immediately prior to the Closing Date.

      (b) Proxy Statement Effective. No stop order or similar adverse action with respect to the Proxy Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the parties hereto.

      (c) Listing of Additional Shares. The Parent Common Stock issuable in the Share Exchange shall have been authorized for listing on the Nasdaq Stock Market.

      (d) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Share Exchange shall have been issued, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Stock Exchange, which makes the consummation of the Share Exchange or the Distribution illegal; nor any action, proceeding or similar action shall have been brought or threatened which, in the reasonable judgment of Parent or the Shareholders, could reasonably be expected to have a Material Adverse Effect on the parties to this Agreement.

      (e) Approval. Parent and the Company shall have timely obtained from each Governmental Entity all approvals, if any, necessary for consummation of the Stock Exchange and the transactions contemplated hereby.

      (f) Tax-Free Organization. Parent and the Shareholders shall be reasonably satisfied that the Stock Exchange shall be treated as a reorganization within the meaning of Section 368 of the Code.

  7.2 Additional Conditions to Obligations of Shareholders. The obligations of the Shareholders to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

      (a) Representations, Warranties and Covenants. The representations and warranties of Parent in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time and Parent shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing Date.

      (b) Certificate of Parent. The Company shall have been provided with a certificate executed on behalf of Parent by its President and its Chief Financial Officer to the effect that, as of the Closing Date:

          (i) all representations and warranties made by Parent under this Agreement are true and complete in all material respects; and

          (ii) all covenants, obligations and conditions of this Agreement to be performed by Parent on or before such date have been so performed in all material respects.

      (c) Material Adverse Change. There shall not have occurred any Material Adverse Change in the business of Parent as defined in Section 3.6 hereof.

      (d) Indemnification Agreement and Registration Rights Agreement. Aurtex Exploration and the Shareholders shall have entered into an Indemnification Agreement acceptable in form and substance to the Shareholders. The Parent and the Shareholders shall have entered into a Registration Rights Agreement as contemplated by Section 6.6.

      (e) Aurtex Exploration Officer's Certificate. Aurtex Exploration shall have delivered an Officer's Certificate signed by its Chief Executive Officer acceptable in form and substance to the Shareholders certifying that the Reverse Stock Split and transfer of Parent's liabilities and obligations to Aurtex Exploration as contemplated by this Agreement were completed and that Aurtex Exploration had assumed all of the liabilities and obligations of Parent pursuant thereto.

      (f) Parent Officer's Certificate. Parent shall have delivered an Officer's Certificate signed by its Chief Executive Officer acceptable in form and substance to the Company certifying that: (i) the Reverse Stock Split and transfer of Parent's liabilities and obligations to Aurtex Exploration as contemplated by this Agreement were completed and that Parent had assigned all of its liabilities and obligations to Aurtex Exploration pursuant thereto; and
(ii) the consents, approvals and filings set forth in items (i), (iii), (iv) and
(v) of the second paragraph of Section 4.3 have been had or obtained.

      (g) Third Party Consents. Shareholders shall have been furnished with evidence reasonably satisfactory to them of the consent or approval of those persons whose consent or approval shall be required to effectuate the Share Exchange, the Reverse Stock Split and the Distribution, or whose consents are necessary to assign contracts, licenses, leases or other instruments material to the business of the Company.

      (h) Distribution Completed. The Distribution shall have been declared by the Board of Directors of Parent and shall have been effected prior to the Closing Date.

  7.3 Additional Conditions to the Obligations of Parent. The obligations of Parent to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

      (a) Representations, Warranties and Covenants. The representations and warranties of the Shareholders in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time and the Shareholders shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Closing Date.

     (b) Certificate of the Shareholders. Parent shall have been provided with a certificate executed by the Shareholders to the effect that, as of the Closing
Date:

        (i) all representations and warranties made with respect to the Company under this Agreement are true and complete in all material respects; and

        (ii) all covenants, obligations and conditions of this Agreement to be performed by the Shareholders on or before such date have been so performed in all material respects.

     (c) Third Party Consents. Parent shall have been furnished with evidence reasonably satisfactory to it of the consent or approval of those persons whose consent or approval shall be required to effectuate the Share Exchange or whose consents are necessary to assign contracts, licenses, leases or other instruments material to the business of the Company.

     (d) Joint Activity Agreement. The Joint Activity Agreement dated January 24, 1994 to which the Company is a party shall have been reinstated or the Company shall have entered into a new agreement with respect to the matters covered in the Joint Activity Agreement, which new agreement shall be in form and substance satisfactory to Parent.

     (e) No Material Adverse Changes. There shall not have occurred any Material Adverse Change in the business of the Company as defined in Section 2.7 hereof and the operating results of the Company for the four-month period ended April 30, 1996 shall be satisfactory to Parent.

     (f) Peacetime Agreement. Parent, the Company and Peacetime Communications Ltd. shall have entered into the Peacetime Agreement.

     (g) Option Agreement. Parent shall have entered into an agreement pursuant to which Parent shall be entitled to acquire, within one year after the Closing Date, all of the assets and liabilities of Global Communications Technologies, Inc. for $1.00.


                                 ARTICLE VIII
                                  TERMINATION

     8.1 Mutual Termination. This Agreement may be terminated and the Share Exchange abandoned at any time prior to the Closing Date by the mutual written consent of the Company and Parent.

     8.2 Termination by Shareholders. This Agreement may be terminated and the Share Exchange abandoned at any time prior to the Closing Date by the Shareholders alone, by means of written notice to Parent if: (a) there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part the Parent and such breach has not been cured within five (5) business days after written notice (provided, that, no cure period shall be required for a breach which by its nature cannot be cured);
(b) if any condition to the Shareholders' obligation to complete the Share Exchange has not been satisfied or waived by the Shareholders by June 30, 1996; or (c) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Share Exchange, the Reverse Stock Split or the Distribution by any Governmental Entity which would make consummation of the Share Exchange, the Reverse Stock Split or the Distribution illegal.

     8.3 Termination by Parent. This Agreement may be terminated and the Stock Exchange abandoned at any time prior to the Closing Date by Parent alone, by means of written notice to Company if: (a) there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part the Company and such breach has not been cured within five (5) business days after written notice (provided, that, no cure period shall be required for a breach which by its nature cannot be cured); (b) if any condition to Parent's obligation to complete the Share Exchange has not been satisfied or waived by Parent by June 30, 1996; (c) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Share Exchange by any Governmental Entity which would make consummation of the Stock Exchange illegal; or (d) if the Parent's stockholders do not approve the Reverse Stock Split at the Parent's Stockholders' Meeting.

     8.4 Confidentiality and Effect of Termination. In the event that this Agreement is terminated, each of the parties shall return (without retaining copies) all documents and papers containing confidential information (including without limitation technical information, customer lists, financial data and any similar information developed by another party pursuant to this Agreement or in contemplation of the transactions contemplated by this Agreement) and shall neither use, nor disclose any such information, except to the extent that such information is available to the public or is otherwise rightfully obtained. Neither party shall have any obligation to the other whatsoever with respect to this Agreement, the transactions provided for herein, or the expenses either of them incurred in connection with or in contemplation of such transactions.

                                   ARTICLE IX
                               GENERAL PROVISIONS

     9.1 Assignment. Neither party may assign, by operation of law or otherwise, all or any portion of its rights or duties under this Agreement without the prior written consent of the other party, which consent may be withheld in the absolute discretion of the party being asked to give consent.

     9.2 Confidentiality. Neither party shall issue a press release or otherwise publicize the transactions contemplated by this Agreement or otherwise disclose the nature or contents of this Agreement on or prior to the Closing Date, except as otherwise required by applicable law, regulation or stock exchange requirement. No information, documents or reports provided to or obtained by either party in connection with this transaction shall be disclosed to any nonparty, except as required in carrying out the transactions contemplated hereby. In the event this Agreement is terminated as permitted herein, each party shall return to the other party (without retaining copies) all such documents, information and reports.

     9.3 Expenses. Except as otherwise expressly provided herein, the parties will each pay their own costs and expenses, including legal and accounting expenses, related to the transactions provided for herein, irrespective of when incurred.

     9.4 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if served personally, or five (5) days after the date of mailing if mailed, by first class mail, registered or certified, postage prepaid and addressed as follows:

          If to Parent, to:
               Aurtex, Inc.
               7601 Lewinsville Road, Suite 200
               McLean, Virginia 22102
               ATTENTION: President

               Telephone Number:  (703) 821-1540 x 570
               Fax Number:               (703) 893-3426

               with a copy to:
                    Heller, Ehrman, White & McAuliffe
                    525 University Avenue, Suite 1100
                    Palo Alto, California  94301-1900
                    ATTENTION:  Richard A. Peers, Esq.

                    Phone Number:  (415) 326-7000
                    Fax Number:      (415) 324-0638

          If to the Shareholders to:
               Global Communications Group, Inc.
               4801 Spring Valley Road, Suite 105A
               Dallas, Texas  75244
               ATTENTION:  Mr. Arnold Salinas, President

               Phone Number:  (214) 386-0022 ext. 600
               Fax Number:         (214) 386-0718
          with a copy to:
               William Meier, Esq.
               2350 Airport Freeway, Suite 660
               Bedford, Texas  76022

               Phone Number:  (817) 540-5295
               Fax Number:      (817) 545-9042

          and:
          ---
               Stephen Silbert, Esq.
               CHRISTENSEN, WHITE, MILLER, FINK, JACOBS,
               GLASER & SHAPIRO, LLP
               2121 Avenue of the Stars, 18th Floor
               Los Angeles, California  90067-5010

               Phone Numbers:  (310) 282-6266
               Fax Number:       (310) 556-7867


Or at such other address as a party has designated by notice in writing to the other party in the manner provided by this Section.

     9.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto, including the Company Disclosure Schedules and the Parent Disclosure Schedules: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise, except as otherwise specifically provided. This Agreement may only be amended by written instrument signed by the parties.

     9.6 Survival of Terms. All warranties, representations and covenants contained in this Agreement and any certificate or other instrument delivered by or on behalf of the parties pursuant to this Agreement shall not survive the Closing.

     9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     9.8 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

  9.9  Headings.  The headings appearing at the beginning of several
Sections contained herein have been inserted for identification and reference purposes and shall not by themselves determine the construction or interpretation of this Agreement.

  9.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

  9.11 Mutual Contributions. The parties to this Agreement and their counsel have mutually contributed to its drafting.


  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above set forth.


                                       PARENT:
                                       AURTEX, INC.



                                       By:_____________________________________
                                          President, Chief Executive Officer
                                           and Chairman of the Board


                                       SHAREHOLDERS:
                                       TELECOM PARTNERS, LTD.



                                       By:_____________________________________
                                          Mohammed A. Hadid, Co-Chairman

By his signature herein, Mohammed Hadid represents that he is authorized to sign this Agreement on behalf of all other Shareholders of the Company and his signature above is in fact a signature representing a signature for each of the Shareholders listed below.


                                       _________________________________________
                                       Keith Finley



                                       _________________________________________
                                       Arnold Salinas

                                       _________________________________________
                                       Angel Stoicher



                                       _________________________________________
                                       Charles Petroff



                                       _________________________________________
                                       Joe Grosz

                                   EXHIBIT A

               SHAREHOLDERS OF GLOBAL COMMUNICATIONS GROUP, INC.

(a)  Name                      (b)  Number of Global Shares
     ----                           -----------------------
     Telecom Partners, Ltd.                   9,485
     Keith Finley                                74
     Arnold Salinas                             147
     Angel Stoicher                             176
     Charles Petroff                             59
     Joe Grosz                                   59
                                             ------
                                             10,000
                                             ======

                                   EXHIBIT B
                                   ---------

                        SHARES OF AURTEX TO BE RECEIVED
                        -------------------------------


(a)  Name                              (b)  Number of Parent Shares
     ----                                   -----------------------
     Telecom Partners, Ltd.                        16,125,000

     Keith Finley                                     125,000

     Arnold Salinas                                   250,000

     Angel Stoicher                                   300,000

     Charles Petroff                                  100,000

     Joe Grosz                                        100,000
                                                   ----------

                                                   17,000,000
                                                   ==========